As filed with the Securities and Exchange Commission on April 23, 2024

Registration No. 333-235802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-235802
UNDER
THE SECURITIES ACT OF 1933

_______________________

Natura &Co Holding S.A.

(Exact Name of Registrant as Specified in Its Charter)

_______________________

Natura &Co Holding Inc.

(Translation of Registrant’s Name into English)

Federative Republic of Brazil	2844	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A Parque Anhanguera São Paulo, São Paulo 05106-000, Brazil Telephone: +55 11 4446-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________

Natura &Co Holding S.A. Long Term Incentive Program (Full Title of the Plan) Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 Telephone No.: +1 212-947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_______________________

Copies to:

Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

DEREGISTRATION OF UNSOLD SECURITIES

Natura &Co Holding S.A. (the “Company”), a corporation (sociedade anônima) incorporated under the laws of Brazil, is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (File No. 333-235802) (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) to terminate all offerings and deregister:

•	any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement, filed with the SEC on January 3, 2020, registering the offer and sale of up to an aggregate of 67,215,084 common shares, no par value, of the Company issuable under the Company’s Long Term Incentive Program.

For ease of reference, all share numbers above are as stated in the original Registration Statement, without giving pro forma effect to any adjustments, as applicable, for subsequent events such as stock splits occurring after the original filing date of the Registration Statement.

On January 30, 2024, the Company filed a Form 25 notification of removal from listing with the SEC for removal of the Company’s securities from listing and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 9, 2024, the Company’s securities were delisted from the New York Stock Exchange (“NYSE”). In connection therewith, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with the undertaking made by the Company in Item 9(a)(3) of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered which remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof, and terminates the effectiveness of the Registration Statement. After giving effect to this Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil, on April 23, 2024.

NATURA &CO HOLDING S.A.

By:	/s/ Guilherme Strano Castellan
	Name:	Guilherme Strano Castellan
	Title:	Chief Financial Officer

By:	/s/ Itamar Gaino Filho
	Name:	Itamar Gaino Filho
	Title:	Chief Legal and Compliance Officer

No other person is required to sign this Post-Effective Amendment to each Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Natura &Co Holding S.A., has signed this registration statement in the city of New York, United States, on the 23rd day of April, 2024.

COGENCY GLOBAL INC. — Authorized Representative in the United States

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.